UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2006

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – Entry into a Material Definitive Agreement.

On June 29, 2006, the Board of Directors of Acuity Brands, Inc. (the “Company”) approved and adopted (i) the Acuity Brands, Inc. Nonemployee Director Deferred Compensation Plan and (ii) Amendment No. 4 to Acuity Brands, Inc. Supplemental Deferred Savings Plan.

The Nonemployee Director Deferred Compensation Plan constitutes an amendment and restatement effective as of June 29, 2006, of the Company’s Nonemployee Director Deferred Stock Unit Plan (the “Plan”). The resulting amendments to the Plan (i) change the name of the Plan to the “Acuity Brands, Inc. Nonemployee Director Deferred Compensation Plan”; (ii) allow eligible participants to elect whether future mandatory and optional deferrals and amounts currently credited to the participant will be deemed to be invested in an interest-bearing account or in Deferred Stock Units; (iii) provide for all amounts deemed to be invested in Deferred Stock Units to be distributed in shares of Company Common Stock; (iv) provide for dividends on Deferred Stock Units to be invested in an interest-bearing account and paid in cash; (v) eliminate automatic grants of Deferred Stock Units; and (vi) bring the Plan into compliance with Section 409A of the Internal Revenue Code (“Section 409A”).

Amendment No. 4 (“Amendment No. 4”) to the Acuity Brands, Inc. Supplemental Deferred Savings Plan (the “Original Savings Plan”) makes certain changes to the Original Savings Plan in order to facilitate compliance with Section 409A. As a result of the adoption of Section 409A, the Company is establishing, effective as of January 1, 2005, the Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan (the “2005 Savings Plan”) to govern deferrals of compensation by participants on or after January 1, 2005. Amendment No. 4 transfers to the 2005 Plan liability for amounts in the Original Savings Plan that were deferred by, or credited to, a participant or that vested or will vest, in each case, on or after January 1, 2005, and further provides that all future Company credits or participant deferrals will be made through the 2005 Plan rather than the Original Savings Plan. Amendment No. 4 also provides that, with respect to deferrals of restricted stock to the Original Savings Plan, such deferrals will be distributed in shares of Common Stock and that dividends credited on such restricted stock deferrals will be invested in an interest-bearing account and distributed in cash.

The Nonemployee Director Deferred Compensation Plan and Amendment No. 4 to Acuity Brands, Inc. Supplemental Deferred Savings Plan are included as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Designation	Description
99.1	Nonemployee Director Deferred Compensation Plan

99.2	Amendment No. 4 to Acuity Brands, Inc. Supplemental Deferred Savings Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2006

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Senior Vice President and General Counsel